Exhibit 10.9
                      	JOINT VENTURE AGREEMENT

	This Agreement is made as of the              day of
                , 199      , by and among COVENTRY CORPORATION, a
Kansas corporation ("SGH-SUB") and a subsidiary of SGH, and STERLING HOUSE CORPORATION, a Kansas corporation ("SGH") and ELDERLY LIVING, LIMITED PARTNERSHIP, a Florida limited partnership/corporation ("JOINT VENTURE PARTNER").


R E C I T A L S:


	A.	SGH-SUB and JOINT VENTURE PARTNER have
agreed to form a joint venture for the purpose of developing, constructing and operating one (1) or more STERLING HOUSE residences; and

	B.	The parties are entering into this Agreement to set forth
their mutual understanding and agreements with respect to the terms and conditions of such joint venture.

	NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

	ARTICLE 1
	DEFINITIONS

	In addition to the other definitions contained herein, the following definitions shall apply for purposes of this Agreement:

	1.1	Affiliate.  "Affiliate," when such term is used with respect to another Person which is a legal entity, means (a) any Person who (together with Family Members) directly or indirectly Controls, is Controlled by or is under common Control with such other Person, (b) any Person who is a director or officer of a privately-owned company, member in or trustee of, or who serves in a similar capacity with respect to, such other Person, or (c) any Person who directly or indirectly is the beneficial owner of 20% or more of such other Person. When the term "Affiliate" is used with respect to another Person who is an individual, it means (i) any Family Member of such Person, or (ii) any corporation, partnership, limited liability company, trust or other entity of which such other Person serves as an officer, director, general partner, manager, trustee or in a similar capacity.

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	1.2	SGH Affiliate.  "SGH Affiliate" means any Affiliate of SGH, including BCI.

	1.3	SGH-SUB Ancillary Agreements.  "SGH-SUB Ancillary
Agreements" means any Ancillary Agreement to which SGH-SUB is a party.

	1.4	Ancillary Agreements.  "Ancillary Agreements" means all
of the agreements executed and delivered by SGH-SUB or SGH and/or JOINT VENTURE PARTNER (or any JOINT VENTURE PARTNER
Affiliate), pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

	1.5	Business.  "Business" means the business of developing or
acquiring, and owning, operating and financing, the Facilities, and activities related or incidental thereto.

	1.6	Call Option Price.  "Call Option Price" means the
purchase price payable upon SGH's exercise of the Call Option as set forth on the attached Schedule 3.8(B).

	1.7	Closing.  "Closing" means the closing of the transactions
provided for in this Agreement, which shall take place on the Closing Date at the offices of SGH in Wichita, Kansas or such other place as the parties may agree upon.

	1.8	Closing Date.  "Closing Date" means the date on which a
Closing occurs.

	1.9	Control.  "Control" as applied to a Person means the direct
or indirect ownership of more than 50% of the voting common stock (in the case of a corporation) or other voting interests (in the case of a legal entity which is not a corporation);

	1.10	Initial Closing Date.  "Initial Closing Date" means the
date on which the first Closing takes place.

	1.11	Licensing Date.  "Licensing Date"  means the date when a
license to operate a Facility as an adult congregate living and/or extended congregate care facility or an equivalent license is issued for the Facility by the applicable state agency.


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	1.12	JOINT VENTURE PARTNER's Responsibilities
Schedule. "JOINT VENTURE PARTNER's Responsibilities Schedule" means the schedule attached as Exhibit 3.4(B).

	1.13	JOINT VENTURE PARTNER Affiliate.  "JOINT
VENTURE PARTNER Affiliate" means any Affiliate of JOINT
VENTURE PARTNER.

	1.14	JOINT VENTURE PARTNER Ancillary Agreement.
"JOINT VENTURE PARTNER Ancillary Agreements" means any
Ancillary Agreement to which JOINT VENTURE PARTNER or any
Affiliate of JOINT VENTURE PARTNER is a party.

	1.15	Development Term.  "Development Term" means the five
(5) year period commencing on the date of execution of this Agreement. However, either party may terminate this Agreement during the Development Term immediately upon written notice if no contract has been entered into for the acquisition of a Facility or site for a Facility (or an option to acquire a Facility or a site for a Facility) during any consecutive twelve (12) month period commencing after the date of this Agreement. Providing such termination shall not affect the obligations of JOINT VENTURE PARTNER and SGH-SUB to complete any Facilities then under development.

	1.16	Facility.  "Facility" means the land and improvements
constituting an assisted living residence facility which is developed pursuant to or as contemplated by this Agreement.

	1.17	Family Member.  "Family Member" means, with respect
to any individual, (a) the spouse of such individual, (b) any child of such individual, or any parent, grandparent, brother or sister living in the same house as such individual, or the spouse of any of the foregoing individuals described in this clause (b), (c) a custodian, guardian or personal representative of an individual described in clause (a) or (b); or
(d) a trust for the exclusive benefit of one or more of the individuals described in clause (a) or (b).

	1.18	Capital Investment Schedule.  "Capital Investment
Schedule" means the schedule attached as Exhibit 3.2.

	1.19	License Agreement.  "License Agreement" means a
License Agreement is substantially the form of the License Agreement

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together with changes to properly reflect the identity and location of the
Facility being licensed, attached as Exhibit 3.6(A)

	1.20	Management Agreement.  "Management Agreement"
means a Management Agreement in substantially the form of the Management Agreement, together with changes to properly reflect the identity and location of the Facility being managed, substantially in the form attached as Exhibit 3.5.

	1.21	Limited Partnership Agreement.  "Limited Partnership
Agreement" means a Limited Partnership Agreement in substantially the form of the Limited Partnership Agreement, together with changes to properly reflect the identity and location of the Facility being managed, substantially in the form attached as Exhibit 3.1.

	1.22	Percentage Interest.  "Percentage Interest" means, as
applied to any Project Entity, the ownership interest of SGH-SUB or JOINT VENTURE PARTNER in such Entity.

	1.23	Person.  "Person" means a natural person, corporation,
trust, partnership, limited liability company, governmental entity (or agency, branch or department thereof) or any other legal entity.

	1.24	Project Agreements.  The agreements entered into by SGH-SUB, JOINT
VENTURE PARTNER and/or their Affiliates in connection with the formation of a Project Entity, including without limitation any Limited Partnership Agreement or other organizational documents.

	1.25	Project Entity.  "Project Entity" means any limited
partnership, limited liability company or other entity which, directly or indirectly, owns a Facility.

	1.26	SGH-SUB Responsibilities Schedule.  "SGH-SUB
Responsibilities Schedule" means the schedule attached as Exhibit
3.4(A).

	1.27	Territory.  "Territory" means the geographic area
described on the attached Exhibit 1.27.

	1.28	Third Party Developer.  "Third Party Developer" means
any Partner who is not SGH-SUB, SGH, an SGH Affiliate, JOINT

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VENTURE PARTNER, or a JOINT VENTURE Affiliate.

	ARTICLE 2
	PURPOSE OF JOINT VENTURE

	The parties are entering into the joint venture contemplated by this Agreement in order for SGH-SUB and JOINT VENTURE
PARTNER, through jointly owned limited partnerships, limited liability companies or other entities agreed upon by the parties, to develop or acquire, and own, operate and finance, the Facilities in targeted market areas throughout the Territory. The number of Facilities that shall be developed hereunder and the respective deadlines for commencing and completing construction of the same are set forth on the attached Exhibit
2.  Upon execution of this Agreement and in consideration of development opportunities to be deferred or relinquished, JOINT
VENTURE PARTNER shall pay to SGH, in addition to any other sums
due hereunder, the sum of              Not Applicable

                                         Dollars ($                      ).

	ARTICLE 3
	COVENANTS

	3.1	Formation and Capitalization of Project Entities.  At
each Closing, SGH-SUB and JOINT VENTURE PARTNER shall form one of the Project Entities contemplated by this Agreement by entering into a Limited Partnership Agreement. A Project Entity shall be formed at least as soon as a site for a Facility has been identified by SGH. Unless the parties agree otherwise, each Project Entity shall be a limited partnership, and the parties shall enter into a Limited Partnership Agreement with respect to each such site selected. To the extent that a limited liability company is utilized, its organizational documents shall, as practical, be drafted in a manner that is comparable to the terms and conditions of the Limited Partnership Agreement. Capital contributions shall be made by SGH-SUB and JOINT VENTURE PARTNER or a JOINT VENTURE PARTNER Affiliate in such proportions, at such times and in such amounts as the parties agree on, as more fully set forth in the Capital Investment Schedule.

	3.2	Capitalization of Project Entities.  During the
Development Term, the parties shall make mandatory initial capital contributions to each Project Entity as more fully set forth in the Limited Partnership Agreement for such Project Entity. The mandatory initial

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capital contributions for all Project Entities shall each be subject to a contribution schedule which shall not exceed in the aggregate the amounts shown in the Capital Investment Schedule, unless the parties otherwise agree. Neither SGH-SUB nor JOINT VENTURE PARTNER shall have any obligation to make any expenditure, provide capital or loan funds to any Project Entity except as may specifically be required by this Agreement, any Ancillary Agreement (including any Limited Partnership Agreement), by applicable law, or as otherwise agreed by SGH-SUB and JOINT VENTURE PARTNER from time to time.

	3.3	Project Financing.  The parties will use their best efforts
to cause each Project Entity to obtain the necessary construction and permanent financing for the Facility owned by it. The parties will use their best efforts to cause each Project Entity to obtain permanent financing (i.e., mortgage financing or sale leaseback) when a Facility reaches a level of 90% of full occupancy. SGH-SUB along with SGH and the Project Entity shall be the guarantors of such construction and permanent financing if a guaranty is required, but JOINT VENTURE
PARTNER shall not be required to personally guaranty any financing for any such Facility, nor shall JOINT VENTURE PARTNER, in the event that SGH-SUB, SGH or such Entity are called upon to pay such obligations pursuant to their guaranties, be required to compensate or otherwise reimburse SGH-SUB, SGH or such Entity, as the case may be, for any loss or costs incurred by any of them under any such guaranty. It is understood that SGH-SUB and SGH each reserve the right to secure the repayment of any funds loaned to a Project Entity by the use of a first mortgage or similar security device.

	3.4	Responsibilities of the Parties.

	A)	SGH-SUB shall be responsible for the duties and activities
set forth on the SGH-SUB Responsibilities Schedule.

	B)	JOINT VENTURE PARTNER shall be responsible for the
duties and activities set forth on the JOINT VENTURE PARTNER's Responsibilities Schedule. To the extent that JOINT VENTURE
PARTNER is to be reimbursed or compensated for such services, the terms and conditions of same shall be set forth on the JOINT VENTURE PARTNER Responsibilities Schedule.

	C)	All charges associated with the foregoing services


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provided by SGH-SUB or  JOINT VENTURE PARTNER or any
Affiliate including, without limitation, premarketing, pre-opening, operating, pre-development, third party, overhead and aborted project costs, shall be paid by the specific Project Entity benefiting from such services or as agreed on by both parties in writing.

	3.5	Construction.  SGH-SUB reserves the right and option to
appoint BCI Construction, Inc. ("BCI"), an SGH Affiliate, to provide development and construction supervision services to any Project Entity which develops a Facility. A construction agreement shall be executed by the applicable Project Entity and BCI or another construction company selected by SGH-SUB, for such Facilities when the respective Project Entity is formed. Such construction agreement shall provide that such Project Entity will pay BCI a commercially reasonable construction fee, if BCI is selected by SGH-SUB to be the Construction Manager, and/or a development fee. The construction fee payable to BCI shall be payable in accordance with the applicable construction agreement. SGH-SUB reserves the right to appoint itself, SGH, any SGH Affiliate, any JOINT VENTURE PARTNER affiliate, or a THIRD PARTY
DEVELOPER as the developer of record for any proposed Project
Facility.

	3.6	Project Management.   In addition to  the provisions of
Section 3.4(A), SGH-SUB shall perform management services for each Project Entity, as more fully set forth in the applicable Limited
Partnership Agreement. SGH-SUB shall enter into a Limited Partnership Agreement for each Project Entity when it is formed. SGH-SUB shall be entitled to charge a one-time compensation of up to $50,000 and as manager of each Project Facility shall be entitled to receive a management fee equal to seven percent (7%) of such entities gross revenues in accordance with the terms of each Management Agreement;
such agreement shall be executed by SGH-SUB, or an Affiliate of SGH-SUB, and the respective Project Entity upon the purchase of the real estate to be developed for each Project Facility.

	In addition, SGH-SUB shall be entitled to be reimbursed for all costs and overhead expenses relating to the development, construction and start-up activities of each Project Facility. SGH-SUB, or an Affiliate of SGH-SUB, shall be entitled to charge a monthly fee of up to $500 per month per Project Facility in return for providing accounting services to each Project Facility. SGH and the respective Project Entity shall also execute a License Agreement upon the purchase of the real estate to be

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developed for each Project Facility.

	3.7	Restrictions on Transferability of Interests.  From and
after the Closing Date, neither SGH-SUB, JOINT VENTURE PARTNER or any JOINT VENTURE PARTNER Affiliate shall transfer its ownership interest in any Project Entity except to the other party;
provided, however, that SGH-SUB may transfer a portion of its interest to an Affiliate prior to the exercise of a put or call option pursuant to Section
3.8 so as to preserve the existence of the Project Entity following such purchase. A transfer means any disposition of an interest or any interest therein, including, without limitation, any sale, gift, assignment, pledge or encumbrance, whether such disposition occurs voluntarily, by operation of law or otherwise. The organizational documents of JOINT
VENTURE PARTNER shall provide at all times that the beneficial ownership interests of each beneficial owner shall be subject to a right of first refusal in favor of JOINT VENTURE PARTNER, and to the extent not exercised then to the other owners of JOINT VENTURE PARTNER, and then to the extent not exercised to SGH-SUB. Further, at the time of each Closing, JOINT VENTURE PARTNER shall obtain from each such owner, written assurance in a form acceptable to SGH-SUB, that such owner is not subject to any litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending, or to the knowledge of such Person, proposed or threatened against them which could have a material adverse effect on the transactions contemplated hereby.

	3.8	Options to Sell or Purchase Ownership Interests.

	A)	SGH hereby grants to JOINT VENTURE PARTNER the
right ("put option") to sell JOINT VENTURE PARTNER's ownership interest in any one or more Project Entities to SGH at the respective fair market value (determined as set forth below) of such Project Entity or Entities. The put option for each Project Entity shall be exercisable commencing on the ten (10) month anniversary of the Licensing Date of the last Facility developed and owned by such Project Entity and any time thereafter prior to the tenth (10th) anniversary of such Licensing Date. Such option shall be exercised by written notice from JOINT
VENTURE PARTNER to SGH prior to such tenth (10th) anniversary.
The exercise by JOINT VENTURE PARTNER of its put option for one
Project Entity shall not preclude JOINT VENTURE PARTNER from later exercising one or more put options for additional Project Entities.


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	B)	JOINT VENTURE PARTNER hereby grants to SGH the
right ("call option") to purchase JOINT VENTURE
PARTNER's ownership interest in each Project Entity at the Call Option
Price of such Project Entity or Entities. The call option for each Project Entity shall be exercisable commencing on the six (6) month anniversary of the Licensing Date of the first Facility developed and owned by such Project Entity and any time thereafter prior to the tenth (10th) anniversary of the Licensing Date of such Facility. Such option shall be exercised by written notice from SGH to JOINT VENTURE PARTNER prior to such tenth (10th) anniversary. The exercise by SGH of its call option for a Project Entity shall not preclude SGH from later exercising one or more call options for additional Project Entities.

	C)	The fair market value of JOINT VENTURE PARTNER's
ownership interest in each Project Entity shall be based upon the fair market value of such Project Entity (including all of its assets and liabilities), determined as of the end of the calendar month preceding the date on which a put option is exercised. The fair market value of a Project Entity shall be the fair market value of such Project Entity as established by an appraiser agreed on by the parties. SGH and Joint
Venture Partner shall each give the other party notice of the name of an acceptable appraiser 15 days after the giving of notice by JOINT
VENTURE PARTNER of its intent to exercise an option. The two appraisers will then select a third appraiser within an additional 5 days. Within 5 days after designation, each appraiser shall submit a resume to SGH and Joint Venture Partner, setting forth such appraiser's qualifications, including education and experience with similar properties. A notice of objections to the qualifications of any appraiser shall be given within 10 days after receipt of such resume. If either party fails to timely object to the qualifications of an appraiser, then the appraiser shall be conclusively deemed satisfactory. If a party gives a timely notice of objection to the qualifications of an appraiser, then the disqualified appraiser shall be replaced by an appraiser selected by the qualified appraisers or, if all appraisers are disqualified, then by an appraiser selected by a commercial arbitrator acceptable to SGH and Joint Venture. The "fair market value" shall be determined by the appraisers within 60 days thereafter as follows. Each of the appraisers shall be instructed to prepare an appraisal of the Project Facility in accordance with the following instructions:

			The Project Facility is to be valued upon


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the three conventional approaches to estimate value known as the
Income, Sales Comparison and Cost Approaches. Once the approaches are completed, the appraiser correlates the individual approaches into a final value conclusion.

		The Three approaches to estimate value are summarized as follows:

		Income Approach: This valuation approach recognizes that the value of the operating tangible and intangible asset can be represented by the expected economic viability of the business giving returns on and of the assets and shall use a management fee of 7%.

		Sales Comparison Approach: This valuation approach is based upon the principal of substitution. When a facility is replaceable in the market, the market approach assumes that value tends to be set at the price of acquiring an equally desirable substitute facility. Since health care market conditions change and frequently are subject to regulatory and financing environments, adjustments need to be considered. These adjustments also consider the operating differences, such as services and demographics.

		Cost Approach: This valuation approach estimates the value of the tangible assets only. Value is represented by the market value of the land plus the depreciated reproduction cost of all improvements and equipment.

		In general, the Income and Sales Comparison Approaches are to be considered the best representation of value, because they cover both tangibles and intangible assets, consider the operating characteristics of the business and have the most significant influence on attracting potential investors.

		The appraised values submitted by the three appraisers shall be ranked from highest value to middle value to lowest value, the appraised value (highest or lowest) which is furthest from the middle appraised value shall be discarded, and the remaining two appraised values shall be averaged to arrive at fair market value.

		In determining the fair market value of a Project Entity, the assumption shall be made that the Management Agreement will continue indefinitely and that the percentage management fee would

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continue to be charged to the applicable Project Entity.   Each appraiser
selected hereunder shall be a reputable appraisal firm which has substantial experience in appraising commercial real estate, which shall mean that at a minimum the appraiser must be state certified, a member in good standing with the American Institute of Real Estate Appraisers and a member in good standing with the Appraisal Institute. All appraisers shall have complete access to the relevant books and records of the Project Entity they are appraising during the conduct of their appraisals. If the fair market value of a Project Entity is finally determined in accordance with this Section 3.8(C), and a put or call option is exercised within four (4) months from the date of such final determination, then such fair market value shall be used in connection with the purchase and sale occurring as a result of such exercise.

	D)	SGH shall, at each closing of a purchase or sale pursuant
to this Section 3.8, pay the purchase price in cash or immediately available funds.

	E)	The closing of a purchase and sale pursuant to this Section
3.8 shall take place within ninety (90) days following the exercise of a put or call option hereunder, provided that such ninety (90) day period shall be extended as reasonably necessary to permit completion of any appraisal required by this Section 3.8. At such closing, (i) JOINT
VENTURE PARTNER shall deliver to SGH the interest in the Project
Entity being purchased, free and clear of all security interests, liens and restrictions (other than restrictions imposed by this Agreement and the Ancillary Agreements), together with such other documents as SGH may reasonably request, and (ii) SGH shall deliver to JOINT VENTURE
PARTNER the purchase price together with such other documents as JOINT VENTURE PARTNER may reasonably request. In the event that at the time of the exercise of an option, JOINT VENTURE PARTNER has guaranteed any financing of a Project Entity, SGH-SUB and SGH will use their best efforts to obtain a release of JOINT VENTURE
PARTNER of such guaranty. If SGH-SUB and SGH are unable to obtain such a release, and following the Closing there occurs a default in the payment or performance of such financing, SGH-SUB and SGH will jointly and severally indemnify JOINT VENTURE PARTNER for any damages, costs and expenses (including reasonable attorneys' fees) which JOINT VENTURE PARTNER incurs pursuant to its guaranty as provided in Section 9.2(C).

	F)	Notwithstanding any provision contained in this Section

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3.8 to the contrary:

		i)	if a put or call option is exercised, such purchase
may be made by an Affiliate of SGH so as to preserve the legal existence of the Project Entity, but no such assignment shall relieve SGH from any obligations to JOINT VENTURE PARTNER;

		ii)	any real estate transfer fee which arises in
connection with any purchase and sale hereunder shall be borne equally by the parties; and

		iii)	JOINT VENTURE PARTNER shall not be entitled
to exercise its put option for a Project Entity if the Project Entity is in default in the financing for any Facility owned by such Project Entity.

	G)	In the event that an Affiliate of JOINT VENTURE
PARTNER is designated by JOINT VENTURE PARTNER to own an interest in a Project Entity, then as a condition thereto the Project Entity shall execute in form and substance reasonably satisfactory to SGH-SUB an agreement in which the JOINT VENTURE PARTNER Affiliate agrees to be bound by the provisions of this Agreement applicable to such JOINT VENTURE PARTNER Affiliate, including without limitation the provisions of this Section 3.8.

	3.9	Non-Competition.

	A)	During the Development Term, without the prior written
consent of SGH or SGH-SUB, neither JOINT VENTURE PARTNER nor any JOIN VENTURE PARTNER Affiliate shall directly or indirectly own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of an assisted living, dementia or other specialty care facility for the elderly located in the Territory. In addition, as long as (i) SGH-SUB, SGH. or their Affiliate and (ii) JOINT VENTURE PARTNER or any JOINT
VENTURE PARTNER Affiliate jointly own equity interests in any Project Entity, and for a period of one (1) year thereafter, neither JOINT VENTURE PARTNER or JOINT VENTURE PARTNER Affiliate will, without the prior written consent of SGH or SGH-SUB, directly or indirectly own, operate, develop, construct, manage or participate in the ownership, development, construction, operation or management of an assisted living, dementia or other specialty care facility for the elderly


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located within twenty-five (25) miles from any Facility owned by such
Project Entity.

	B)	The restrictions on JOINT VENTURE PARTNER set
forth in Section 3.9 (A) shall also apply to the shareholders of JOINT VENTURE PARTNER and their Family Members, and any entities directly or indirectly Controlled by any one or more of them.

	C)	The restrictions set forth in Section 3.9 (A) are subject to the following exceptions:

		i)	such restrictions shall not be considered violated
by reason of JOINT VENTURE PARTNER or its members or shareholders, their Family Members, or entities directly or indirectly Controlled by any of them, developing, owning and/or constructing skilled nursing home facilities located in the Territory which require a certificate of need or the equivalent; and

		ii)	such restrictions shall not be considered violated
by reason of JOINT VENTURE PARTNER or any JOINT VENTURE
PARTNER Affiliate owning less than a five percent (5%) interest in a legal entity that owns, develops, constructs, operates or manages any assisted care or dementia or other special care facilities and whose shares of stock are traded on a nationally recognized stock exchange or traded in the over-the-counter market.

	D)	Each party hereby agrees that the restrictions set forth in
this Section 3.9 are founded on valuable consideration and are reasonable in duration and geographic area in view of the circumstances under which this Agreement is executed and that such restrictions are necessary to protect the legitimate interests of the parties. In the event that any provision of this Section 3.9 is determined to be invalid by any arbitrator or court of competent jurisdiction, the provisions of this Section 3.9 shall be deemed to have been amended and the parties agree to execute any documents and take whatever action is necessary to evidence such amendment, so as to eliminate or modify any such invalid provision and to carry out the intent of this Section 3.9 to render the terms of this
Section 3.9 enforceable in all respects as so modified.

	E)	Each party acknowledges and agrees that irreparable injury
may result to the other party and/or a Project Entity if the other party breaches any covenant contained in this Section 3.9 and that the remedy

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at law for the breach of any such covenant will be inadequate.  Therefore, if any party shall engage in any act in violation of any of the provisions of this Section 3.9, the other party and the affected Project Entity (or either of them) shall be entitled, in addition to such other remedies and damages as may be available to either or both of them at law or under this Agreement, to injunctive relief to enforce the provisions of this Section 3.9.

	3.10	Confidentiality.  The parties will at all times hold and
cause their consultants and advisors to hold in confidence the information contained in this Agreement. In addition, each party (the "receiving party") will at all times hold and cause its advisors and representatives to hold in strict confidence all documents, materials and other information concerning the other parties (the "disclosing party"), which have been or will be furnished by the disclosing party to the receiving parties or their employees, advisors and representatives in connection with the transactions contemplated by this Agreement and which are designated as confidential. All such information shall be disclosed by a receiving party only to its employees, advisors and representatives engaged in the evaluation of such information. If the transactions contemplated by this Agreement are not consummated, regardless of the reason therefor, such confidence will be maintained by the receiving party, except to the extent such information (a) was previously known to the receiving party prior to disclosure by the disclosing party, (b) is in the public domain through no fault of the receiving party, (c) is lawfully acquired by the receiving party from a third party under no obligation of confidence to the disclosing party, or (d) is required by any law or by any governmental or judicial body to be disclosed. Such documents and information will not be used to the detriment of the disclosing party or otherwise in any manner and all documents, materials and other written information provided by the disclosing party to the receiving party, including all copies and extracts thereof, will be returned to the disclosing party immediately upon its written request. Provided, neither SGH or SGH-SUB nor JOINT
VENTURE PARTNER shall have any liability hereunder for a breach of this Section 3.10 by their respective employees, advisors, or representatives unless such breach results from their (i.e., SGH's, SGH-SUB's or JOINT VENTURE PARTNER's) negligence, bad faith or intentional bad act.

	3.11	Further Assurances.  Following each Closing, each party
shall execute such further documents and perform such further acts as may be reasonably necessary to consummate the transactions

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contemplated by this Agreement and the Ancillary Agreements in accordance with the terms hereof and thereof and to more effectively carry out the transactions contemplated hereby and thereby.

	3.12	Liens and Encumbrances.  Each of SGH-SUB and
JOINT VENTURE PARTNER, and any JOINT VENTURE PARTNER
Affiliate acquiring an interest in a Project Entity, agrees to keep its ownership interest in each such entity free and clear from any and all security interests, liens and restrictions in favor of third parties.

	3.13	Public Statement.  JOINT VENTURE PARTNER shall
consult with SGH prior to issuing any press release or making any other public statement (including, direct communications with third parties or family members) with respect to the transactions contemplated hereby, and will not issue any such release or make any such statement without the approval of SGH (which may be denied in the sole discretion of SGH), except as required pursuant to any state or federal securities law or by the rules and regulations of any relevant securities exchange or quotation system upon which a party's securities are then traded. JOINT VENTURE PARTNER acknowledges that its breach of the provisions of this Section 3.13, may result in the assessment of fines, penalties and/or civil liabilities by the Securities and Exchange Commission, state securities commissions, and others.

	ARTICLE 4
	REPRESENTATIONS AND WARRANTIES AND ADDITIONAL
	COVENANTS OF SGH-SUB AND SGH

	SGH-SUB and SGH, jointly and severally, hereby represents and warrants to JOINT VENTURE PARTNER, as of the date of this Agreement and each further covenants that SGH and SGH-SUB shall hereafter represent and warrant to JOINT VENTURE PARTNER as of each Closing Date that:

	4.1	Organization.  SGH-SUB is a corporation validly existing
and in good standing under the laws of the State of Kansas and has full corporate power and corporate authority to conduct its business as presently conducted and to become an owner of the Project Entities. SGH-SUB is duly qualified to transact business as a foreign corporation in the State of domicile of each Project Entity.

	4.2	Authorization; Enforceability.  The execution, delivery
and performance by SGH-SUB and SGH of this Agreement and the SGH-SUB Ancillary Agreements are within the corporate power of SGH-SUB and SGH, respectively, and have been duly authorized by all necessary corporate action by SGH-SUB and SGH. This Agreement, and the SGH-SUB Ancillary Agreements when executed and delivered by SGH-SUB, will be the valid and binding obligations of SGH-SUB, enforceable against SGH-SUB in accordance with their respective terms.

	4.3	No Violation or Conflict.  The execution, delivery and
performance by SGH and SGH-SUB of this Agreement and by SGH-SUB of the SGH-SUB Ancillary Agreements will not conflict with or violate any law, judgment, order, or decree, the Articles of Incorporation or Bylaws of SGH-SUB or SGH, or any contract or agreement to which either is a party or by which it is respectively bound.

	4.4	Brokers.  Neither SGH-SUB or SGH nor any Affiliate of
SGH has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement or the SGH-SUB Ancillary Agreements other than usual and customary fees and commissions paid to third party brokers in connection with the acquisition of real estate.

	4.5	Litigation.  There is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of SGH-SUB or SGH, proposed or threatened, against either SGH or SGH-SUB which could have a material adverse effect on the transactions contemplated hereby. There is no action, suit or proceeding against SGH or SGH-SUB by any person or entity which questions the validity, legality or propriety of the transactions contemplated by this Agreement or the SGH-SUB Ancillary Agreements.

	4.6	Governmental Approvals.  No permission, approval,
determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required on the part of SGH-SUB or SGH in connection with its execution and delivery of this Agreement and the SGH-SUB Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby.

	4.7	Required Consents.  There are no approvals or consents
which SGH-SUB or SGH are required to obtain from any third parties to enter into this Agreement or the SGH-SUB Ancillary Agreements which have not been obtained.

	4.8	Representations and Warranties True and Correct at
Closing. Except as specifically disclosed by SGH-SUB and/or SGH to JOINT VENTURE PARTNER in writing prior to or at the Initial Closing
Date with respect to matters arising after the date of this Agreement, the representations and warranties of SGH-SUB and SGH set forth in this
Article 4 shall be true and correct as of each Closing.

	ARTICLE 5
	REPRESENTATIONS AND WARRANTIES AND ADDITIONAL
	COVENANTS OF JOINT VENTURE PARTNER

	JOINT VENTURE PARTNER hereby represents and warrants to SGH-SUB and SGH, respectively, as of the date of this Agreement and further covenants that JOINT VENTURE PARTNER shall hereinafter represent and warrant to SGH-SUB and SGH as of each Closing Date that:

	5.1	Organization.  JOINT VENTURE PARTNER is  a limited partnership, validly existing and in good standing under the laws
of the State of Florida and has full power and authority to conduct its business as presently conducted and to become an owner of the Project
Entities.  Exhibit 5.1 contains a correct list of the current owners of
JOINT VENTURE PARTNER and also includes which Affiliates of
JOINT VENTURE PARTNER, if any, which are currently expected to be a party to any Ancillary Agreement.

	5.2	Authorization; Enforceability.  The execution, delivery
and performance by JOINT VENTURE PARTNER of this Agreement and the JOINT VENTURE PARTNER Ancillary Agreements are within the power of JOINT VENTURE PARTNER (and will be within the power of the JOINT VENTURE PARTNER Affiliate which is a party thereto) and have been duly authorized by all necessary action by JOINT VENTURE PARTNER (and will be duly authorized by any JOINT
VENTURE PARTNER Affiliate prior to the execution thereof). This Agreement, and the JOINT VENTURE PARTNER Ancillary
Agreements when executed and delivered by JOINT VENTURE
PARTNER and its Affiliates, as applicable, will be the valid and binding obligations of JOINT VENTURE PARTNER and/or its Affiliates, enforceable against them in accordance with their respective terms.

	5.3	No Violation or Conflict.  The execution, delivery and
performance by JOINT VENTURE PARTNER of this Agreement and the JOINT VENTURE PARTNER Ancillary Agreements will not conflict with or violate any judgment, order or decree, the Certificate of Limited Partnership or Limited Partnership Agreement of JOINT
VENTURE PARTNER, or any contract or agreement to which JOINT
VENTURE PARTNER is a party or by which JOINT VENTURE
PARTNER is bound.

	5.4	No Broker.  Neither JOINT VENTURE PARTNER nor
any Affiliate of JOINT VENTURE PARTNER has incurred any brokers', finders' or any similar fee in connection with the transactions contemplated by this Agreement or the JOINT VENTURE PARTNER Ancillary Agreements other than usual and customary fees and commissions paid to third party brokers in connection with the acquisition of real estate.

	5.5	No Litigation.  There is no litigation, arbitration,
proceeding, governmental investigation, citation or action of any kind pending or, to the knowledge of JOINT VENTURE PARTNER, proposed or threatened, against JOINT VENTURE PARTNER which could have a material adverse effect on the transactions contemplated hereby. There is no action, suit or proceeding by any person or governmental agency against JOINT VENTURE PARTNER or any JOINT VENTURE PARTNER Affiliate which questions the legality, validity or propriety of the transactions contemplated by this Agreement or the JOINT VENTURE PARTNER Ancillary Agreements.

	5.6	Governmental Approvals.  No permission, approval,
determination, consent or waiver by, or any declaration, filing or registration with, any governmental or regulatory authority is required on the part of JOINT VENTURE PARTNER in connection with its execution and delivery of this Agreement and the JOINT VENTURE
PARTNER Ancillary Agreements and the consummation by it of the transactions contemplated hereby and thereby.

	5.7	Required Consents.  There are no approvals or consents
which JOINT VENTURE PARTNER is required to obtain from third parties to enter into this Agreement or the JOINT VENTURE PARTNER
Ancillary Agreements which have not been obtained.

	5.8	Representations and Warranties True and Correct at
Closing.  Except as specifically disclosed by JOINT VENTURE
PARTNER to SGH-SUB and SGH in writing prior to or at the Initial
Closing Date with respect to matters arising after the date of this Agreement, the representations and warranties of JOINT VENTURE
PARTNER set forth in this Article 5 shall be true and correct as of each Closing.

	ARTICLE 6
	CONDITIONS PRECEDENT TO THE OBLIGATIONS
	OF JOINT VENTURE PARTNER

	Each and every obligation of JOINT VENTURE PARTNER to be performed on any Closing Date shall be subject to the satisfaction prior to or at each Closing of the following conditions:

	6.1	Compliance with Agreement.  SGH-SUB and SGH shall
each have respectively performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at such Closing.

	6.2	Proceedings and Instruments Satisfactory.  All
proceedings, corporate or otherwise, to be taken by SGH-SUB or SGH in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to JOINT VENTURE PARTNER, and SGH-SUB and SGH shall have made available to JOINT VENTURE PARTNER for examination the originals or true and correct copies of all documents which JOINT VENTURE PARTNER may reasonably request and SGH-SUB and SGH can reasonably obtain in connection with the transactions contemplated by this Agreement.

	6.3	No Litigation.  No investigation, suit, action or other
proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

	6.4	Representations and Warranties.  The representations
and warranties made by SGH-SUB and SGH in this Agreement shall be true and correct as of each Closing Date with the same force and effect as though such representations and warranties had been made on each Closing Date.

	6.5	Deliveries at Closing.  SGH-SUB and SGH, as the case
may be, shall have delivered or caused to be delivered to JOINT VENTURE PARTNER the documents provided for in this Agreement, together with such certificates and documents of officers of SGH-SUB and/or SGH and of public officials as shall be reasonably requested by JOINT VENTURE PARTNER's counsel to establish the existence and status of SGH-SUB and SGH and the due authorization by SGH-SUB and SGH of this Agreement, the Ancillary Agreements to which either is a party and the consummation by SGH-SUB and/or SGH of the transactions contemplated hereby and thereby.

	ARTICLE 7
	CONDITIONS PRECEDENT TO THE OBLIGATIONS
	OF SGH-SUB AND SGH

	Each and every respective obligation of SGH-SUB and SGH to be performed on the Closing Date shall be subject to the satisfaction prior to or at each Closing of the following conditions:

	7.1	Compliance with Agreement.   JOINT VENTURE
PARTNER and/or its Affiliates shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at such Closing.

	7.2	Proceedings and Instruments Satisfactory.  All
proceedings to be taken by JOINT VENTURE PARTNER and/or its Affiliates in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to SGH-SUB, and JOINT VENTURE PARTNER and/or its Affiliates shall have made available to SGH-SUB and SGH for examination the originals or true and correct copies of all documents which SGH-SUB may reasonably request and JOINT
VENTURE PARTNER can reasonably obtain in connection with the transactions contemplated by this Agreement.

	7.3	No Litigation.  No investigation, suit, action or other
proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

	7.4	Representations and Warranties.  The representations
and warranties made by JOINT VENTURE PARTNER in this Agreement shall be true and correct as of each Closing Date with the same force and effect as though such representations and warranties had been made on each Closing Date.

	7.5	Deliveries at Closing.  JOINT VENTURE PARTNER
and/or JOINT VENTURE PARTNER's Affiliates shall have delivered or caused to be delivered to SGH-SUB or SGH, as the case may be, the documents provided for in this Agreement, together with such certificates and documents of officers of JOINT VENTURE PARTNER and/or
JOINT VENTURE PARTNER's Affiliates and of public officials as shall be reasonably requested by either SGH's or SGH-SUB's counsel to establish the existence and status of JOINT VENTURE PARTNER and/or JOINT VENTURE PARTNER's Affiliates and the due authorization by JOINT VENTURE PARTNER and/or JOINT
VENTURE PARTNER's Affiliates of this Agreement, the Ancillary
Agreement to which it is a party and the consummation by JOINT
VENTURE PARTNER and/or JOINT VENTURE PARTNER's Affiliates of the transactions contemplated hereby or thereby.

	ARTICLE 8
	CLOSING; DELIVERIES AT CLOSING

	8.1	Closing.  Each Closing shall occur on such date as the
parties hereto may mutually agree upon in writing, but the first of the same shall occur no later than the Initial Closing Date, at such place as the parties hereto may mutually upon.

	8.2	Actions at Closing.  At the Closing, SGH-SUB, SGH
and/or JOINT VENTURE PARTNER or its Affiliates, as applicable, shall take or cause to be taken the following actions:

	A)	Limited Partnership Agreement.  SGH-SUB and JOINT
VENTURE PARTNER shall enter into the  Limited Partnership
Agreement pursuant to which SGH-SUB and JOINT VENTURE
PARTNER or JOINT VENTURE PARTNER's Affiliate shall form a
Project Entity.  In addition, at the Closing SGH-SUB and JOINT
VENTURE PARTNER or its Affiliate shall remit the capital contributions to such Project Entity referred to in the Capital Investment Schedule.

	B)	Other Actions and Deliveries.  Each party shall have
deliver or cause to be delivered to the other party such other certificates and documents as may be reasonably requested by such other party's counsel to establish the existence and status of the first party, the due authorization by the first party of this Agreement and the Ancillary Agreements to which the first party is a party and the consummation by the first party of the transactions contemplated hereby and thereby.

	ARTICLE 9
	INDEMNIFICATION

	9.1	JOINT VENTURE PARTNER's Indemnity.  JOINT
VENTURE PARTNER hereby agrees to indemnify SGH, SGH-SUB and/or the SGH-Affiliates for and hold them harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorneys' fees and other reasonable legal costs and expenses) which they may at any time suffer or incur, or become subject to, as a result of or in connection with:

	A)	any breach or inaccuracy of any of the representations and
warranties made by JOINT VENTURE PARTNER or any JOINT
VENTURE PARTNER Affiliate in this Agreement or in any  Ancillary
Agreement;

	B)	any failure by JOINT VENTURE PARTNER or any
JOINT VENTURE PARTNER Affiliate to carry out, perform, satisfy or discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any Ancillary Agreement;

	C)	any payments by SGH-SUB or SGH with respect to any
obligations of a Project Entity which is jointly owned by SGH-SUB and JOINT VENTURE PARTNER or an Affiliate of JOINT VENTURE
PARTNER, which at the time of payment have been jointly guaranteed by SGH-SUB and/or SGH and JOINT VENTURE PARTNER and/or
JOINT VENTURE PARTNER's Affiliates, to the extent such payments by either or both of them exceed SGH-SUB's proportionate share of such obligations, based on its Percentage Interest in such Project Entity; or

	D)	any suit, action or other proceeding brought by any Person
against SGH-SUB, SGH, any SGH Affiliate or the Company arising out of, or in any way related to, any of the matters referred to in Section 9. 1
(A), 9. 1 (B) or 9. 1 (C) hereof.

	9.2	SGH-SUB's and SGH's Indemnity.  SGH-SUB and
SGH hereby agree to jointly and severally indemnify JOINT VENTURE
PARTNER, and/or JOINT VENTURE PARTNER's Affiliates for and hold them harmless from and against any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including without limitation, reasonable attorneys' fees and other reasonable legal costs and expenses) which they may at any time suffer or incur, or become subject to, as a result of or in connection with:

	A)	any breach or inaccuracy of any of the representations and
warranties made by SGH-SUB or SGH in this Agreement or in any Ancillary Agreement;

	B)	any failure by SGH-SUB or SGH to carry out, perform,
satisfy or discharge any of their covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any Ancillary Agreement;

	C)	any payments by JOINT VENTURE PARTNER or any of
its Affiliates with respect to any obligations of Project Entity which have been jointly guaranteed by JOINT VENTURE PARTNER or any of its Affiliates and SGH-SUB, to the extent such payments exceed JOINT
VENTURE PARTNER's or such Affiliate's proportionate share of such obligations, based on its Percentage Interest in such Project Entity (or after JOINT VENTURE PARTNER or its Affiliate has sold its interest in such Project Entity to SGH-SUB or SGH pursuant to Section 3.9, to the extent of all such payments by JOINT VENTURE PARTNER or such Affiliate); or

	D)	any suit, action or other proceeding brought by any Person
against JOINT VENTURE PARTNER, any JOINT VENTURE
PARTNER Affiliate or the Company arising out of, or in any way related to, any of the matters referred to in Section 9.2(A), 9.2(B) or 9.2(C) hereof.

	9.3	Provisions Regarding Indemnities.

	A)	The indemnification obligations of JOINT VENTURE
PARTNER, JOINT VENTURE PARTNER's Affiliates, SGH-SUB and
SGH under Sections 9.1 and 9.2, respectively, shall survive for the applicable statute of limitations. Delivery of any written demand for indemnification by an indemnified party shall toll the survival period for the subject of the particular demand and, once notice is given, the indemnified party may pursue the particular claim to its conclusion to the extent permitted by applicable law.

	B)	The indemnified party shall promptly notify the
indemnifying party in writing and in reasonable detail of any claim, demand, action or proceeding for which indemnification will be sought under Section 9.1 or Section 9.2 of this Agreement, and if such claim, demand, action or proceeding is a third party claim, demand, action or proceeding, the indemnifying party will have the right at its expense to assume the defense thereof using counsel reasonably acceptable to the indemnified party. The indemnified party shall have the right to participate, at its own expense, with respect to any such third party claim, demand, action or proceeding. In connection with any such third party claim, demand, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession. No such third party claim, demand, action or proceeding shall be settled without the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed.

		ARTICLE 10
	TERMINATION

	10.1	Termination.  The parties acknowledge that time is of the
essence hereof. In addition to the termination rights set forth in Section 1.15, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time hereafter as follows:

	A)	by mutual written agreement of SGH-SUB and JOINT
VENTURE PARTNER;

	B)	by JOINT VENTURE PARTNER if any of the conditions
set forth in Article 6 of this Agreement have not been timely fulfilled by SGH-SUB;

	C)	by SGH-SUB if any of the conditions set forth in Article 7
of this Agreement have not been timely fulfilled by JOINT VENTURE
PARTNER; or

	D)	by SGH-SUB, at any time upon sixty (60) days' prior
written notice to JOINT VENTURE PARTNER if SGH determines in good faith that (i) the intended accounting treatments cannot be reasonably realized, (ii) the use of joint venture arrangements are not then being positively received in the capital markets relevant to SGH, (iii) the use of joint ventures is objected to or is deemed to be impractical by SGH's financing sources, or (iv) continuation of this Agreement is otherwise impractical.

	In the event of termination by JOINT VENTURE PARTNER or SGH-SUB pursuant to Section 10.1(B) or 10.1(C), respectively, as a result of a breach by the other party of any of its representations, warranties, agreements or obligations contained herein, the terminating party shall be entitled to any remedies available to it at law or in equity.

	ARTICLE 11
	MISCELLANEOUS

	11.1	Entire Agreement; Amendment.  This Agreement and
the other agreements and documents executed in connection herewith, constitute the entire agreement between the parties pertaining to the subject matter of this Agreement, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

	11.2	Fees and Expenses.  Whether or not the transactions
contemplated by this Agreement are consummated, and except as expressly provided herein or in any Ancillary Agreement, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants, brokers, consultants, investment bankers and other experts incident to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

	11.3	Applicable Law.  All questions concerning the
construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Florida.

	11.4	Binding Effect; Assignment.  This Agreement and all of
the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party, whether by operation of law or otherwise.

	11.5 	Notices.  Each notice, request, demand or other
communication ("Notice") by either party to the other party pursuant to this Agreement shall be in writing and shall be personally delivered or sent by U.S. certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight commercial courier, charges prepaid, or by facsimile transmission (but each such Notice sent by facsimile transmission shall be confirmed by sending an original thereof to the other party by U.S. mail or commercial courier as provided herein no later than the following business day), addressed to the address of the receiving party set forth below or to such other address as such party shall have communicated to the other party in accordance with this Section.
Any Notice hereunder shall be deemed to have been given and received on the date when personally delivered, on the date of sending when sent by facsimile, on the third business day following the date of sending when sent by mail or on the first business day following the date of sending when sent by commercial courier.

If to JOINT VENTURE PARTNER:	With copies to:

Mr. Stephen D. Russell        		Mr. Taso Milonas
Suite 200E				Brown, Clark & Walters, P.A.
4 Sawgrass Village Drive		1819 Main Street, Suite 1100
Ponte Verde Beach, Florida  32082	Post Office Drawer 49887
					Sarasota, Florida 35230-6887

					Mr. Lee H. Chaplin
					121 Warbler Lane South
					Sarasota, Florida  34236

If to SGH-SUB:			Coventry Corporation
					c/o STERLING HOUSE 					CORPORATION
					Suite 500
					453 South Webb Road
					Wichita, KS  67207
					ATTN:  Mr. Timothy Buchanan
					Fax:	(316) 681-1517

If to SGH:				STERLING HOUSE 							CORPORATION
					Suite 500
					453 South Webb Road
					Wichita, KS  67207
					ATTN:  Mr. Timothy Buchanan
					Fax:	(316) 681-1517

	11.6	Counterparts.  This Agreement may be executed in
several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

	11.7	Headings.  The Article and Section headings shall be
deemed an original, but such counterparts shall together constitute but one and the same Agreement.

	11.8 	Construction.  Common nouns shall be deemed to refer to
the masculine, feminine, neuter, singular and plural, as the identity of the person may in the context require. References to Sections herein include all subsections which are subsidiary to the Section referred to. No provision of this Agreement shall be construed in favor of or against any party hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof.

	11.9	Severability.  If any provision, clause or part of this
Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby unless such invalidity materially impairs the ability of the parties to consummate the transactions contemplated by this Agreement.

	11.10	Knowledge.  Any representation, warranty, covenant or
statement which is made to the knowledge of any party to this Agreement shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

	11.11	Survival.  All representations and warranties of the parties contained in this Agreement or made pursuant to this Agreement shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement for the applicable statute of limitations. All obligations under this Agreement which expressly or implicitly by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement and until they are satisfied in full or by their nature expire.

	11.12	Waiver of Compliance.  Any failure of SGH-SUB, SGH,
or JOINT VENTURE PARTNER or JOINT VENTURE PARTNER's
Affiliate, to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by JOINT VENTURE PARTNER or JOINT VENTURE PARTNER's
Affiliate, or SGH-SUB or SGH, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

	11.13	Third Parties.  Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

	11.14	Additional Remedies.  In addition to, and not in lieu of
any legal remedies to which SGH-SUB might otherwise be entitled, in the event that JOINT VENTURE PARTNER or any affiliate of JOINT
VENTURE PARTNER fails to make any capital contribution required under the terms of the Capital Investment Schedule, SGH-SUB shall be entitled following thirty (30) days written notice to such defaulting entity, absent receipt of full payment during such thirty (30) day period, to cancel the partnership interest in any Project Entity of such defaulting entity. By execution of this Agreement, JOINT VENTURE PARTNER does hereby appoint SGH-SUB as it's attorney-in-fact to cause any membership certificate that may have been issued to such defaulting party to be canceled. Thereupon, such defaulting party shall no longer be deemed to be a partner of, or to otherwise hold any beneficial interest in such Project Entity (or its assets) and shall forfeit all claims to any distributions to which such defaulting party may have otherwise been entitled and to all capital contributions that may have been previously remitted.

	11.15	Costs of Litigation.  In the event of any litigation arising among the parties concerning this Agreement, the non-prevailing party shall pay the reasonable attorney's fees and costs incurred by the prevailing party (or parties) incurred as an incident to such litigation.

	[The Remainder of this Page Intentionally Left Blank]

	IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

STERLING HOUSE CORPORATION

By
	Timothy J. Buchanan, Chief Executive Officer

	"SGH"

COVENTRY CORPORATION

 By
	Steven L. Vick, President

	"SGH-SUB"

ELDERLY LIVING, LIMITED PARTNERSHIP

By:  C.R. Development, Inc. General Partner

By
	Stephen D. Russell, President

	"JOINT VENTURE PARTNER"

EXHIBIT 3.1


		LIMITED PARTNERSHIP AGREEMENT

				EXHIBIT 3.2


		CAPITAL INVESTMENT SCHEDULE

A)	As to each Project Facility:

	1)	$20,000 upon closing of the purchase of the real estate*;

	2)	up to an aggregate of $100,000 upon the issuance of the
Facility's Certificate of Occupancy upon the request of  SGH-SUB*;

	3)	up to an aggregate of $150,000 within 90 days following
the issuance of Facility's Certificate of Occupancy upon the request of SGH-SUB*; and

	4)	up to an aggregate of $200,000 within 180 days following
the issuance of the Facility's Certificate of Occupancy upon the Request of SGH-SUB*.




















*	All payments shall be remitted within ten (10) business days of receipt of notice from SGH-SUB.

 EXHIBIT 3.6


MANAGEMENT AGREEMENT

EXHIBIT 3.6(A)


LICENSE AGREEMENT

EXHIBIT 3.4(A)


SGH-SUB RESPONSIBILITIES SCHEDULE

i)	market research for purposes of obtaining debt and/or equity capital for any Project Entity;

ii)	preliminary site approval, and addressing and attempting to
resolve acquisition issues and zoning and use issues presented by Joint Venture Partner;

iii)	obtaining construction financing;

iv)	approving of all necessary consultants for building design and construction; and

v)	sales, pre-marketing and ongoing marketing services for each
Project Entity or Facility;

vi)	obtaining state (and, if applicable, federal) licensing for Project
Entities or Facilities, and thereafter maintaining state (and, if applicable, federal) regulatory compliance for Project Entities or Facilities.

EXHIBIT 3.4(B)


JOINT VENTURE PARTNER'S  RESPONSIBILITIES SCHEDULE

	EXHIBIT 1.27


	NON-EXCLUSIVE TERRITORY


The States of:
   Florida
			Ohio
			Oklahoma
			Texas,

or such other locations, in such other states, as the parties may agree.

	EXHIBIT 2


	FACILITIES DEVELOPMENT


The Project Entities and Facility locations shall be as follows:

	Bridgeport Development, Limited, Troy, Ohio an Ohio limited liability company Newark, Ohio

	Newport Development, L.L.C., Georgetown, Texas a Texas limited liability company

	Waterford Development Company, L.L.C., Durant, Oklahoma an Oklahoma limited liability company

	Claremont Development, Limited Partnership, Ocala, Florida a Florida limited partnership Port Orange, Florida

It is acknowledged that all of the Facilities are presently under construction and are expected to be completed during 1997.

	SCHEDULE 3.8(B)


	CALL OPTION PRICE


For months one (1) through twelve (12) after Facility Licensing Date, an amount equal to the lesser of:

	A)	1.22 x Initial Capital Contribution of such member*; or
	B)	the amount necessary to provide such member with an
annualized Internal Rate of Return of 40% on their Initial Capital
Contribution*.

And for each cumulative full twelve (12) month period thereafter, an amount equal to the lesser of:

	A)	1.4 x Initial Capital Contribution of such member,
provided however that call option transactions that result in partial year amounts will be prorated monthly*;

	B)	the amount necessary to provide such member with an
annualized Internal Rate of Return of 40% on their Initial Capital
Contribuion*.

Examples:

Assumptions:	1)	Assumes six months to build facility;

		2)	$20,000 contributed during first month of
construction, $80,000 during sixth month of construction (i.e., the month Facility opens), and $50,000 during third month following opening of the Facility;
		3)	Assumes all funds are contributed by the member
on first day of the month.

$150,000		Months 1-12

A)	$20,000 month 1	x	1.22	=	$ 24,400
	$80,000 month 6	x	1.22	=	$ 97,600
	$50,000 month 9	x	1.22	=	$ 61,000
	Call Option Price at End
		of Month 12			$183,000

B)	$20,000 month 1	x	40%			=	$ 8,000		= 	$ 28,000
	$80,000 month 6	x	40% (for 6 Months)	=	$16,000		=	$ 96,000
	$50,000 month 9	x	40% (for 3 Months)	=	$  5,000		=	$ 55,000
	Call Option Price at End
		of Month 12								$179,000

$150,000 outstanding months 13-24 (Full Year)

1.4 x $150,000	=	$210,000
Plus the lesser return due for 1 year

							$210,000
($179,000 - $150,000)				+	$  29,000
Total Call Option Price at end of year 2			$239,000

$150,000 outstanding months 25-36 (Full Year)

1.4 x $150,000			=	$210,000
	+	year 1 return		$  29,000
	+	year 2 return		$  60,000	(i.e., $150,000 x .4)
	Total Call Option Price at
		End of Year 3		$299,000

If call option exercise at end of 18 months after Facility Licensing Date:

	Call option price	=	to year 1	$179,000
	Call option price	+	1/2 of year
				2 return		$  30,000
	Call option price at end
		of 18 months			$209,000





*	In all cases call option price shall be reduced by the amount of preferred return already paid to member. The term "Initial Capital Contribution" shall have the same definition as set forth in the applicable Operating Agreement or Limited Partnership Agreement, as the case may be, of the entity whose ownership interests are being purchased.

	EXHIBIT 5.1


	OWNERSHIP



Name				Nature and Percentage of Ownership